Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IHS Holding Limited of our report dated June 4, 2021 relating to the financial statements, which appears in IHS Holding Limited's Registration Statement on Form F-1 (No. 333-259593).

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

October 18, 2021